UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2007

EMBARCADERO TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-30293	68-0310015
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

100 California Street, Suite 1200, San Francisco, California 94111

(Address of principal executive offices, with zip code)

(415) 834-3131

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 29, 2007, the Compensation Committee of Embarcadero Technologies, Inc. (the “Company”) recommended, and the Board of Directors approved, our 2007 management incentive plan. Under that plan, Raj Sabhlok, our Senior Vice President of Operations, and Michael Shahbazian, our Senior Vice President and Chief Financial Officer, each have a target bonus of 45% of his base salary, and bonuses will be paid to them upon the Company’s achievement of operating performance goals for 2007, 25% of which will be based on total revenue and 75% on operating income. The Compensation Committee will determine the actual 2007 bonuses payable to Messrs. Sabhlok and Shahbazian (each, an “Executive Officer”) as follows:

•	If the Company achieves 100% of the total revenue and operating income goals set forth in our 2007 operating plan in the fiscal year ending December 31, 2007, then each Executive Officer will receive 100% of his target bonus.

•	If the Company achieves less than 90.4% of the total revenue and less than 73.2% of the operating income goals set forth in our 2007 operating plan in the fiscal year ending December 31, 2007, then the Executive Officers will not receive any bonus.

•	If the Company achieves more than 90.4% and less than 100% of the total revenue and more than 73.2% and less than 100% of the operating income goals set forth in our 2007 operating plan in the fiscal year ending December 31, 2007, then each Executive Officer will receive a pro rated bonus of not less than 20% of his target bonus.

•	If the Company achieves more than 100% of the total revenue and operating income goals set forth in our 2007 operating plan in the fiscal year ending December 31, 2007, then each Executive Officer will receive 100% of his target bonus plus an additional amount based on the percentage of over-achievement up to a maximum bonus of 120% of the officer’s target bonus if the Company achieves 105% of the total revenue and 110% of the operating income goals.

•	The Compensation Committee will evaluate the Company’s achievement of total revenue and operating income goals as of June 30, 2007 and December 31, 2007. Bonuses will be payable to the Executive Officers following the evaluation as of June 30, 2007 (pro rated for half of the fiscal year) based upon the above criteria with respect to the 2007 operating plan (also pro rated for half of the fiscal year). If as of June 30, 2007, the Company has achieved 100% of both the pro rated total revenue and operating income goals, then each Executive Officer will receive 100% of such pro rated bonus, plus a payment of an additional 10% of such pro rated bonus. If as of June 30, 2007, the Company has achieved 100% of one of the pro rated total revenue or operating income goals (but not the other), then each Executive Officer will receive the applicable pro rated bonus, plus a payment of an additional 5% of such pro rated bonus. Any additional amounts so paid will not reduce the amounts that would otherwise be payable following the evaluation as of December 31, 2007.

Also on January 29, 2007, the Compensation Committee approved a temporary compensation adjustment to the base salaries payable to each of Raj Sabhlok and Michael Shahbazian relating to the increased duties each has assumed on an interim basis following the resignation of Stephen R. Wong, the Company’s former Chief Executive Officer and President. The compensation adjustment provides that each of Messrs. Sabhlok and Shahbazian will receive additional cash compensation of $15,000 per month, effective as of Mr. Wong’s resignation on January 12, 2007, and terminating upon the earlier to occur of (i) the appointment of a new Chief Executive Officer of the Company or (ii) June 30, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMBARCADERO TECHNOLOGIES, INC.

Date: January 30, 2007	By:	/s/ Michael Shahbazian
Michael Shahbazian
Chief Financial Officer